UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2019

 Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On July 23, 2019, Body and Mind Inc. (the “Company”) issued a news release providing an update on the ShowGrow dispensaries in Long Beach and San Diego, California.

As previously mentioned in the Company’s press release on July 3, 2019, the Company, through its wholly owned subsidiary, NMG Long Beach, LLC (“NMG LB”), has entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Green Light District Holdings, Inc. (“GLDH”) and The Airport Collective, Inc. (“Airport”) to purchase all of the assets related to the ShowGrow Long Beach business and NMG LB is currently managing the ShowGrow Long Beach business pursuant to a management assignment and assumption agreement that NMG LB entered into with GLDH and Airport. In addition, the Company along with NMG LB and BaM’s 60% owned subsidiary, NMG San Diego, LLC (“NMG SD”), entered into an amended settlement and release agreement with GLDH, Airport and SGSD, LLC pursuant to which NMG SD has assumed the lease for the ShowGrow San Diego premises, has applied to receive its own medical commercial cannabis retail license and adult-use commercial retail license at the San Diego premises, and is currently proceeding with construction associated with the build out of the San Diego premises to start operations in the near future.

With nearly 40 million residents and the longest-running medical cannabis program in the country, California is the largest cannabis market in the U.S. By the end of 2020, retail sales for both medical and adult-use cannabis in California are forecasted to reach US$4.2 billion.(1)

Long Beach, a city within the Los Angeles area of Southern California, is the 7th most populous city in California with approximately 465,000 residents (www.census.gov). There are currently only 18 dispensaries operational in Long Beach including ShowGrow.(2)

Upon closing of the Asset Purchase Agreement, the ShowGrow Long Beach dispensary and the popular ShowGrow App will become a flagship location to showcase the Company’s brand expansion into California.

ShowGrow Long Beach was voted best dispensary in Long Beach in October 2018 by Orange County Weekly(3)and regularly holds events, including vendor markets and ‘Cozy Sesh’ concerts.

San Diego is the second largest city in California with a population of approximately 1.4 million (www.census.gov) and were approximately 35.8 million visitors in 2018 according to the San Diego Tourism Authority.(4)

The San Diego dispensary location has recently received building permits and renovation has commenced on the approximately 3,000 square foot location with 25 parking locations.

Notes:

(1) Cannabis Business Daily. (February 14, 2019). California: One Year In.

(2) PotGuide.com California. Medical Dispensaries in Long Beach. http://potguide.com/california/marijuana-dispensaries/long-beach/

(3) OC Weekly Best of 2018. (October 2018). http://ocweekly.com/best-of-2018/cannabis/#readers

(4) http://www.sandiego.org/about/industry-research.aspx

A copy of the news release is attached as Exhibit 99.1 hereto.

- 2 -

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	News Release dated July 23, 2019.

- 3 -

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC

DATE: July 23, 2019	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

- 4 -